Exhibit 21.1

SUBSIDIARY LIST

	Name of Subsidiary	Country or State of Incorporation or Reorganization
1.	Delpen Corporation	Delaware
2.	PQ Systems Incorporated	Pennsylvania
3.	Commercial Research Associates, Inc.	Pennsylvania
4.	Philadelphia Quartz Company	Pennsylvania
5.	PQ Export Company	Delaware
6.	PQ International, Inc.	Pennsylvania
7.	PQ Asia Inc.	Delaware
8.	PQ Hollow Spheres Limited	United Kingdom
9.	Zeolyst International	Kansas (50%)
10.	Potters Industries Inc.	New York
11.	PQ Holding, Inc.	Delaware
12.	PQ Austria GmbH	Austria
13.	Interminglass Sp. Z.o.o.	Poland
14.	Potters-Ballotini Co., Ltd.	Japan
15.	Beijing Potters Gong Yi Glass Company, Limited	China (65%)
16.	Potters (Thailand) Limited	Thailand (75%)
17.	PQ Chemicals Asia Limited	Thailand
18.	PQ Canada Company	Nova Scotia, Canada
19.	PQ Silicates Ltd.	Taiwan (50%)
20.	Aekyung-PQ Advanced Materials Co., Ltd.	South Korea (50%)
21.	PQ Europe ApS	Denmark
22.	NSL Potters Canada Company	Nova Scotia, Canada
23.	PQ Australia Pty. Limited	Australia
24.	Potters Ballotini Ltd.	United Kingdom
25.	Potters Industries Pty. Ltd.	Australia
26.	Potters Ballotini S.A.S	France
27.	Ballotini Panamericana S.A.	Mexico
28.	Potters Industrial Limitada	Brazil
29.	PQ Nederlands B.V., d/b/a PQ Europe	Netherlands
30.	PQ Chemicals (Thailand) Limited	Thailand
31.	PQ Holdings Mexicana, S.A. de C.V.	Mexico
32.	Potters Canada Partnership d/b/a Potters Canada	Ontario, Canada
33.	National Silicates Partnership	Ontario, Canada
34.	Silicatos y Derivados, S.A. de C.V. (SIDESA)	Mexico
35.	PQ China (Hong Kong) Limited	Hong Kong
36.	PQ (Tianjin) Silicates Technology Co., Ltd	China
37.	PQ Potters Europe, GmbH	Germany
38.	PQ France S.A.S	France
39.	PQ Sweden A.B.	Sweden
40.	PQ Zeolites B.V.	Netherlands
41.	PQ Norge Silicates AS	Norway
42.	PQ Silicates II B.V.	Netherlands
43.	PQ International, BV	Netherlands
44.	PQ Italy S.r.l.	Italy
45.	Zeolyst C.V.	Netherlands (50%)
46.	PQ Finland Oy	Finland
47.	Northern Cullet Ltd.	United Kingdom (92%)
48.	PQ Silica VerWaltungs—GmbH i.1.	Germany
49.	PQ Silica GmbH and Co., OHG i.1.	Germany